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                                                               EXHIBIT 10.30.1

                             FIRST AMENDMENT TO THE
                           WESTERN DIGITAL CORPORATION
                         SAVINGS AND PROFIT SHARING PLAN


This First Amendment (the "Amendment") to the Western Digital Corporation Savings and Profit Sharing Plan (the "Plan") made this 30th day of June 1995, by Western Digital Corporation (the "Company"), the sponsoring employer of the Plan.

WHEREAS the Company has previously amended and completely restated the Plan as of March 23, 1995; and

WHEREAS the Company has reserved the right to amend the Plan in Section 17.1;
and

WHEREAS the Company desires to amend the Plan in certain respects.

NOW, THEREFORE, the Plan is amended as follows:

 1.      Section 5.5.1 is amended to read in its entirety as follows:

                  5.5.1. As of the last day of any Plan Year commencing on or after July 1, 1994, the Board of Directors may, in its sole discretion, determine that each Employer shall make a Profit Sharing Contribution for such Plan Year on behalf of "Eligible Participants," as defined in this Subsection 5.5.1., in an amount to be determined by the Board. Any Profit Sharing Contribution made in accordance with this Subsection
         5.5.1. shall be allocated as of the last day of a Plan year to the Profit Sharing Contributions Account of each Eligible Participant in the same proportion that the Eligible Participant's Compensation for the Plan Year bears to the Compensation of all Eligible Participants for the Plan year, provided, however, that the Board of Directors may, in its discretion, provide for a profit sharing contribution to be made to each Eligible Participant's account in a uniform amount (expressed as a percentage of each such Eligible Participant's Compensation), subject to such limitations as are prescribed by law as a condition to maintaining the tax-qualified status of the Plan under Sections 401(a) et seq. of the Code. For purposes of this Subsection 5.5.1., "Eligible Participant" means for a Plan Year, each individual who is an Eligible Employee of the Employer as of the last day of the Plan Year. Unless the Company determines that Profit Sharing Contributions shall be made for a Plan Year in accordance with this Subsection 5.5.1., no Profit Sharing Contributions shall be made for such Plan Year under this Subsection 5.5.1. With respect to periods prior to the Plan Year beginning July 1, 1994, contributions by the Employer shall be governed by provisions of this Plan as in effect with respect to such periods.

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 2.      Except as expressly provided herein above, the provisions of the Plan shall continue in full force and effect as set forth herein.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Western Digital Corporation Savings and Profit Sharing Plan to be executed by its duly authorized officer on this 30th day of June, 1995.

                                            WESTERN DIGITAL CORPORATION

                                            By: ______________________________

                                            Name: ____________________________

                                            Title: ___________________________